Exhibit 99.2

Unaudited Pro Forma Combined Condensed Statement of Earnings
(In U.S. Dollars)

	Span-America	MCHP
	Historical	Historical
	October 1,	July 31,	Pro Forma		Span-America
	2011	2011	Adjustments		Pro Forma

Net sales	$52,578,372	$12,309,151	$-		$64,887,523
Cost of goods sold	34,433,918	8,190,298	85,553	A	42,685,813
			(23,956)	B
Gross profit	18,144,454	4,118,853	(61,597)		22,201,710

Selling, general and administrative expenses	12,669,281	3,843,961	(1,468,679)	C	15,110,123
			65,560	D
Operating income	5,475,173	274,892	1,341,522		7,091,587

Non-operating income and expense:
Investment income and other	18,893	-	-		18,893
Interest expense	-	13,083	11,453	E	24,536
Foreign exchange loss	-	89,832	-		89,832
Net non-operating income (expense)	18,893	(102,915)	(11,453)		(95,475)

Income before income taxes	5,494,066	171,977	1,330,069		6,996,112
Income taxes	1,795,000	20,706	409,781	G	2,225,487
Net income	$3,699,066	$151,271	$920,288		$4,770,625

Earnings per share of common stock
Net income:
Basic	$1.33				$1.66
Diluted	1.30				1.62

Dividends per share of common stock	$0.42				$0.42

Weighted average shares outstanding:
Basic	2,777,820		100,000	F	2,877,820
Diluted	2,839,292		100,000	F	2,939,292

The accompanying notes are an integral part of this financial statement.

  Exhibit 99.2 (Continued)

  SPAN-AMERICA MEDICAL SYSTEMS, INC.
  UNAUDITED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

On December 9, 2011, Span-America Medical Systems, Inc. (“Span-America”) acquired substantially all of the assets of M.C. Healthcare Products Inc. (“MCHP”), an Ontario corporation with its principal place of business in Beamsville, Ontario, Canada.  MCHP is a manufacturer and marketer of medical bed frames and related products for the long-term care market.  Span-America will operate MCHP under the registered business name M.C. Healthcare Products, a division of Span Medical Products Canada Inc. (“Span-Canada”).  Span-Canada is a newly-formed, British Columbia corporation and wholly-owned subsidiary of Span-America.  The acquisition was completed pursuant to an Asset Purchase Agreement dated December 9, 2011 (the “Asset Purchase Agreement”) by and among Span-America, Span-Canada, MCHP, Thompson Contract Supply Company Limited (“TCSC”), an Ontario corporation and the sole shareholder of MCHP, and Ralph Thompson, a natural person and the indirect beneficial owner of a majority of the capital stock of TCSC.

The unaudited pro forma combined condensed statement of earnings for the year ended October 1, 2011 (“Pro Forma Statement of Earnings”) illustrates the estimated effect of the acquisition on Span-America’s financial statements.  The Pro Forma Statement of Earnings is based on certain estimates and assumptions made with respect to the combined operations of Span-America and MCHP, which we believe are reasonable.  The Pro Forma Statement of Earnings is presented for illustrative purposes only and does not purport to be indicative of the results of operations of Span-America or MCHP that actually would have been achieved had the acquisition of MCHP been completed on the assumed dates, or to project Span-America’s results of operations for any future date or period.  The Pro Forma Statement of Earnings gives pro forma effect to the acquisition as if it had occurred on the first day of the financial period presented.

The transaction is being accounted for using the acquisition method of accounting for business combinations in accordance with generally accepted accounting principles in the United States.  Under this method, the total consideration transferred to consummate the acquisition is being allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the closing date of the acquisition.  The acquisition method of accounting requires extensive use of estimates and judgments to allocate the consideration transferred to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values.  Accordingly, the allocation of the consideration transferred in the Pro Forma Statement of Earnings is preliminary and will be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed.  Such adjustments could be significant.  The final valuation is expected to be completed as soon as practicable but no later than 12 months after the closing date of the acquisition.  The Pro Forma Statement of Earnings does not include the costs that Span-America may incur to integrate MCHP, and these costs may be material.

The historical consolidated financial statements of Span-America have been adjusted in the Pro Forma Statement of Earnings to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) expected to continually impact the combined results of Span-America and MCHP.  The Pro Forma Statement of Earnings should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed statement of earnings.  In addition, the Pro Forma Statement of Earnings was derived from, and should be read in conjunction with, the audited historical financial statements and the notes thereto of Span-America for the year ended October 1, 2011.

The historical combined condensed statement of earnings regarding MCHP that is included in this report has been prepared by, and is the responsibility of Span-America.  In addition, we are in the process of reviewing MCHP’s financial statement classifications for conformity with Span-America’s classifications.  As a result of this review, it may be necessary to make additional reclassifications to the consolidated information on a prospective basis.

The statements contained in these notes that are not historical facts are forward-looking statements that involve risks and uncertainties.  We wish to caution the reader that these forward-looking statements, such as our expectations for future sales results or future expense changes compared with previous periods, are only predictions.  These forward-looking statements may be generally identified by the use of forward-looking words and phrases such as “will,” “intends,” “may,” “believes,” “anticipates,” “should” and “expects,” and are based on our current expectations or beliefs concerning future events that involve risks and uncertainties.  Actual events or results may differ materially as a result of risks and uncertainties facing our Company as described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 1, 2011, other risks referenced in our Securities and Exchange Commission filings, or other unanticipated risks.  We disclaim any obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Span-America Medical Systems, Inc.
Notes to Unaudited Pro Forma Combined Condensed Statement of Earnings for the
Year Ended October 1, 2011

A summary of sources and uses of proceeds in U.S. dollars for the acquisition is as follows:

Sources of Funds:
Cash at closing	$1,789,000
Proceeds of revolving loan	6,500,000
Issuance of 100,000 shares of Span-America Medical Systems, Inc. common stock based on the average of the high and low sales prices as of December 8, 2011, which was $14.41 per share	1,441,000
Contingent consideration	69,000
Cash paid in January 2012 for working capital adjustment	354,000
Total sources of funds	$10,153,000

Uses of Funds:
Acquisition of MCHP, no cash acquired	$9,761,000
Debt issuance cost	9,000
Transaction costs	383,000
Total uses of funds	$10,153,000

The purchase price was subject to a post-closing working capital adjustment pursuant to the Asset Purchase Agreement.  Various employment agreements require retention bonuses to be paid under certain circumstances after one year of service after consummation of the transaction.  We believe it is probable that we will pay $69,000 in retention bonuses, the maximum amount payable pursuant to the employment agreements.  Transaction costs of $383,000 include approximately $245,000 incurred in fiscal 2012 and are not included in the combined condensed statement of earnings as of October 1, 2011.

The allocation of the consideration transferred to acquire MCHP is preliminary.  We are in the process of reviewing MCHP’s financial statement classifications for conformity with Span-America’s classifications.  As a result of this review, it may be necessary to make additional reclassifications to the consolidated information of MCHP on a prospective basis.  The acquisition consideration is shown below.

The total consideration transferred is allocated to MCHP’s net tangible and identifiable assets based on their fair value as of December 9, 2011 for purposes of the Pro Forma Statement of Earnings.  The excess of the consideration transferred over the net tangible and identifiable assets is reflected as goodwill.  The preliminary allocation of the total consideration to the fair value of the assets acquired and liabilities assumed in U.S. dollars as of December 9, 2011 is as follows:

Receivables	$1,795,000
Inventories	2,046,000
Other current assets	54,000
Equipment	302,000
Goodwill	6,680,000
Liabilities assumed	-1,076,000
Deferred tax liability	-40,000
$9,761,000

MCHP’s historical statement of income for the fiscal year ended July 31, 2011 has been translated from Canadian dollars to U.S. dollars for the purposes of the pro forma information using the average foreign currency rates prevailing during the twelve months ended July 31, 2011.

Pro Forma Adjustments and Assumptions

A.	Reflects the increase in rent expense resulting from a five-year commitment to lease the facility in which the acquired business is located, signed in connection with the acquisition.

B.	Adjustment to MCHP’s historical depreciation expense based on the assigned fair value and estimated useful lives of equipment using the straight-line method for financial reporting purposes.

C.	Reflects elimination of salary, bonus and fringe benefits for the former owner and his spouse and a bonus for a former minority shareholder.

D.	Reflects a reduction in the investment tax credits receivable because future credits are impaired as a result of the change in ownership structure.

E.
Reflects interest expense incurred on additional borrowings of $1,000,000 under our revolving loan agreement.  We borrowed $6,500,000 at the time of the acquisition.  We repaid $5,500,000 prior to December 31, 2011.  A one percentage point increase or decrease in interest rates would result in an increase or decrease in interest expense of $10,000 related to this transaction for the year ended October 1, 2011.

F.	Reflects the issuance of 100,000 shares of common stock to the former owner in connection with the MCHP acquisition.

G.	Pro forma income taxes have been provided for at local statutory rates by tax jurisdiction. The local statutory rates applied have been adjusted as a result of the change in ownership structure.

Commitments and Contingencies

In connection with our acquisition of MCHP on December 9, 2011, we signed a five-year commitment to lease the facility in which the acquired business is located in Beamsville, Ontario, Canada at approximately $260,000 per year with an option to buy the property at fair market value or renew the lease for an additional five years.